EXHIBIT 23.3

May 5, 2006

Pinnacle Energy Services, LLC 6 NE 63rd Street, Suite 260 Oklahoma City, OK 73105

Windsor Energy Corp.

14313 N. May Avenue

Suite 100

Oklahoma City, OK 74134

We hereby consent to the use of the name Pinnacle Energy Services, LLC, to references to Pinnacle Energy Services, LLC, to the inclusion of our “Year End 2003 Reserves and Economic Evaluation of Windsor Energy Properties” and information taken from such report contained in Windsor Energy Resources, Inc.’s Registration Statement on Form S-1 (File No. 333-131777) and any amendment or supplement thereto, including Amendment No. 2 thereto, to be filed by Windsor Energy Resources, Inc. with the Securities and Exchange Commission.

Pinnacle Energy Services, LLC

/s/ John Paul (J.P.) Dick, P.E.
John Paul (J.P.) Dick, P.E.
Member/Manger; Petroleum Engineer

Oklahoma City, OK

May 5, 2006

Pinnacle Energy Services, LLC

6 NE 63rd Street, Suite 260, Oklahoma City, OK 73105

Ofc: 405-810-9151        Fax: 405-843-4700        www.PinnacleEnergy.com